Exhibit (a)(6)



                              BROADWAY STORES, INC.

                           Offer to Purchase for Cash
                               Any and All of Its
              6-1/4% Convertible Senior Subordinated Notes Due 2000

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
  NEW YORK CITY TIME, ON FRIDAY, DECEMBER 8, 1995 AND MAY NOT BE
          EXTENDED EXCEPT AS REQUIRED BY APPLICABLE LAW.


To Our Clients:

     Enclosed for your consideration is a Notice of Change in Control and Offer to Purchase dated November 8, 1995 (the "Offer to Purchase") and the related Change in Control Purchase Notice and Letter of Transmittal (which together constitute the "Offer") relating to the offer by Broadway Stores, Inc. ("Broadway") to purchase for cash any and all of its 6-1/4% Convertible Senior Subordinated Notes Due 2000 (the "Notes") at a purchase price equal to the principal amount thereof plus accrued and unpaid interest thereon to December 8, 1995, which will be $1,027.43 per $1,000 principal amount of Notes, on the terms and subject to the conditions of the Offer.

     This material is being forwarded to you as the beneficial owner of Notes held by us for your account. A tender of such Notes can be made only by us and only pursuant to your instructions. The enclosed Change in Control Purchase Notice and Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Notes held by us for your account.

     We request instructions as to whether you wish to have us tender any or all such Notes held by us for your account, on the terms and subject to the conditions of the Offer.

     Your attention is invited to the following:

     1. The tender offer is for $1,027.43 per $1,000 principal amount of Notes.

     2.   The Offer is being made for any and all outstanding Notes.

     3. You will not be obligated to pay any brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, any transfer taxes on the purchase of Notes by Broadway pursuant to the Offer.

     4. The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on Friday, December 8, 1995.

     If you wish to have us tender any or all of your Notes, please so instruct us by completing, executing, detaching, and returning to us the attached instruction form. If you authorize us to tender your Notes, all such Notes will be tendered unless otherwise indicated. Your instructions to us should be forwarded to us promptly to permit us to submit a tender on your behalf prior to the expiration of the Offer.

     The enclosed material contains important information with respect to the Offer and you are urged to read it carefully.

                               (Detach and Return)


                          Instructions With Respect to
                           Offer to Purchase for Cash
                                   Any and All
              6-1/4% Convertible Senior Subordinated Notes Due 2000
                                       of
                              Broadway Stores, Inc.


     The undersigned acknowledge(s) receipt of your letter enclosing the Notice of Change in Control and Offer to Purchase dated November 8, 1995 (the "Offer to Purchase") and the related Change of Control Purchase Notice and Letter of Transmittal (the "Letter of Transmittal"), relating to the offer by Broadway Stores, Inc. to purchase for cash any and all of its 6-1/4% Convertible Senior Subordinated Notes Due 2000.

     This will instruct you to tender the principal amount of Notes indicated below held by you for the account of the undersigned on the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.




                                             ------------------------------


                                             ------------------------------
            Principal Amount of                       Signature(s)
            Notes to be Tendered
            (must be an integral
            multiple of $1,000):*            ------------------------------
            $
             ------------------------        ------------------------------
                                                  Please Print Name(s)

            * I (we) understand that         Dated:
            if I (we) sign these                     ----------------------
            instructions without
            indicating a lesser
            principal amount of
            Notes in the space
            above, the entire
            principal amount of
            Notes held by you for my
            (our) account will be
            tendered.